Exhibit 10.23

EXECUTION COPY

AMENDED AND RESTATED U.S. SUBSIDIARIES GUARANTY

AMENDED AND RESTATED U.S. SUBSIDIARIES GUARANTY, dated as of March 26, 2002 and amended and restated as of June 28, 2005 (as same may be further amended, amended and restated, modified or supplemented from time to time, this “Guaranty”), made by each Subsidiary of the Borrower whose name appears below (each such Subsidiary, a “Guarantor”, and, collectively, the “Guarantors”).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall have their respective meanings as set forth therein.

W I T N E S S E T H :

WHEREAS, Williams Scotsman International, Inc. (formerly known as Scotsman Holdings, Inc.) (“Holdings”) and Williams Scotsman, Inc. (the “Borrower”) are parties to a certain Credit Agreement, dated as of March 26, 2002, with the lenders party thereto, Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent, and certain other Persons, as amended by a First Amendment, dated as of February 27, 2003, a Second Amendment, dated as of August 11, 2003, a Third Amendment, dated as of December 22, 2003, a Fourth Amendment, dated as of September 24, 2004 and a Fifth Amendment, dated as of April 15, 2005 (as so amended, the “Existing Credit Agreement”);

WHEREAS, each Guarantor is a Wholly-Owned Subsidiary of the Borrower;

WHEREAS, it was a condition precedent to the making of loans to, and the issuance of, and participation in, letters of credit for the account of the Borrower under the Existing Credit Agreement that each Guarantor shall have executed and delivered the U.S. Subsidiaries Guaranty, dated as of March 26, 2002 (as amended, modified or supplemented through, but not including, June 28, 2005, the “Original U.S. Subsidiaries Guaranty”);

WHEREAS, Bank of America, N.A. (“BofA”) and DBTCA have purchased from the other lenders party to the Existing Credit Agreement all of such lenders’ right, title and interest in and to the Existing Credit Agreement and the documents and instruments executed and delivered in connection therewith (with certain exceptions), all pursuant to a certain Assignment and Assumption Agreement (the “Bank Assignment Agreement”), dated as of June         . 2005, among BofA, DBTCA, the other lenders party to the Existing Credit Agreement, the administrative agent and collateral agent under the Existing Credit Agreement, the Borrower and Holdings;

WHEREAS, Holdings, the Borrower, the financial institutions from time to time party thereto (the “Lenders”), BofA, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), DBTCA, as Syndication Agent, Citicorp USA, Inc. Wells Fargo Bank, N.A. and Lehman Commercial Paper Inc., as Co-Documentation Agents, and Banc of America Securities LLC and Deutsche Bank Securities Inc., as Co-Lead Arrangers and Joint Book Runners, desire to amend and restate the Existing Credit Agreement in its entirety and have entered into an Amended and Restated Credit Agreement, dated as of June

          , 2005, (as further amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement or agreements extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement or agreements, whether or not with the same agent, trustee, representative, lenders or holders, the “Credit Agreement”), providing for the amendment and restatement of the Existing Credit Agreement and the making of Loans and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent and its affiliates, the Collateral Agent and each other Agent (as defined in the Credit Agreement) are herein called the “Bank Creditors”);

WHEREAS, the Borrower may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements) (collectively, the “Interest Rate Agreements”) with BofA, any Lender, any affiliate thereof or a syndicate of financial institutions organized by BofA or an affiliate of BofA (even if BofA or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Interest Rate Agreement (collectively, the “Interest Rate Creditors”, and the Interest Rate Creditors together with the Bank Creditors, collectively, the “Secured Creditors”);

WHEREAS, it is a condition to the effectiveness of the amendment and restatement of the Existing Credit Agreement as contemplated by the Credit Agreement and to the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty as an amendment and restatement of the Original U.S. Subsidiaries Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the aforesaid amendment and restatement of the Existing Credit Agreement and from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement and the Borrower’s entering into Interest Rate Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower and participate in Letters of Credit to induce the Issuing Lender to issue Letters of Credit for the account of the Borrower and to induce the Interest Rate Creditors to enter into Interest Rate Agreements with the Borrower;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.                                       Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees:

(i)                                     to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the

Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (b) all reimbursement obligations and unpaid drawings with respect to Letters of Credit issued under the Credit Agreement and (c) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank Creditors under the Credit Agreement and the other Credit Documents (including, without limitation, indemnities, Fees and interest thereon) whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Agreements, being herein collectively called, the “Credit Agreement Obligations”); and

(ii)                                  to each Interest Rate Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the “Interest Rate Obligations”, and the Interest Rate Obligations together with the Credit Agreement Obligations, collectively the “Guaranteed Obligations”).

Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against any other Guarantor, the Borrower, any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.  All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 2.6 and 2.9 of the Credit Agreement.

2.                                       Additionally, each Guarantor, jointly and severally, and unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations of the Borrower to the Secured Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e) of the Credit Agreement, and unconditionally and irrevocably, and jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in lawful money of the United States.

3.                                       The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor (other than as set forth in Section 26 herein with respect to such guarantor) or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.  This is a guaranty of payment and not of collection.

4.                                       The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions.  Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

5.                                       Each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including each Guarantor or any other guarantor or the Borrower).

6.                                       Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to any Guarantor, without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(i)                                     change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(ii)                                  sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(iii)                               exercise or refrain from exercising any rights against the Borrower, any Guarantor, any other guarantor or others or otherwise act or refrain from acting;

(iv)                              settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

(v)                                 apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;

(vi)                              consent to or waive any breach of, or any act, omission or default any of under the Interest Rate Agreements, the Credit Agreement or any of the other Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Agreements, the Credit Agreement or any of the other Credit Documents or any of such other instruments or agreements; and/or

(vii)                           act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

7.                                       No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

8.                                       This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have.  No notice to or demand on each Guarantor in any case shall entitle any Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand.  It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9.                                       Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Secured Creditors; and such indebtedness of the Borrower to each Guarantor, if the Collateral Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty, except to the extent the Guaranteed Obligations have been paid in full in cash.  Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any claim or right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full.

10.                                 (a)  Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to:  (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever.  Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations.  The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full.  Each Guarantor waives (to the fullest extent permitted by law) any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any other party or any security.

(b)                                 Each Guarantor waives (to the fullest extent permitted by law) all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness.  Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise each Guarantor of information known to them regarding such circumstances or risks.

(c)                                  Each Guarantor understands, is aware and hereby acknowledges that to the extent the Guaranteed Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditor’s right to proceed against any Credit Party. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor’s obligation in proportion to the principal obligation.  Each Guarantor hereby waives all rights and benefits under Section 580a of the California Code of Civil Procedure purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee’s sale under a deed of trust and all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation.  Each Guarantor further understands, is aware and hereby acknowledges that if the Secured Creditors elect to nonjudicially foreclose on any real property security located in the State of California any right of subrogation of such Guarantor against the Secured Creditors may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, such Guarantor may have a defense to a deficiency judgment arising out of the operation of (i) Section 580d of the California Code of Civil Procedure which states that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and (ii) related principles of estoppel.  To the fullest extent permitted by law, each Guarantor waives all rights and benefits and any defense arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Credit Party or any other party or any security.  In addition, each Guarantor hereby waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Section 726 of the California Code of Civil Procedure and all rights and benefits which might otherwise be available to such Guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

(d)                                 Each Guarantor hereby further waives (to the fullest extent permitted by applicable law):  (1) all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (2) such Guarantor’s rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of the California Civil Code Sections 2787 to 2855, inclusive, including, without limitation, (i) any defenses such Guarantor may have to the Guaranteed Obligations by reason of an election of remedies by the Secured Creditors and (ii) any rights or defenses such Guarantor may have by reason of protection afforded to the principal borrower with respect to the obligation so guaranteed pursuant to the antideficiency or other laws of the State of California limiting or discharging the Borrower’s indebtedness, including, without limitation, California Code of Civil Procedure Sections 580a, 580b, 580d or 726.

11.                                 If and to the extent that any Guarantor makes any payment to any Secured Creditor or to any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Secured Creditor. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

12.                                 Notwithstanding anything else to the contrary in this Guaranty, the Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Agreement Obligations have been paid in full, the holders of at least a majority of the Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the other Credit Documents.  The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, member or stockholder of any Guarantor (except to the extent such member or stockholder is also a Guarantor hereunder).  It is understood that the agreement in this Section 12 is among and solely for the benefit of the Lenders and that if the Required Lenders so agree (without requiring the consent of any Guarantor), the Guaranty may be directly enforced by any Secured Creditor.

13.                                 In order to induce the Bank Creditors to amend and restate the Existing Credit Agreement and to make Loans and issue and participate in Letters of Credit pursuant to the Credit Agreement, and in order to induce the Interest Rate Creditors to execute, deliver and perform the Interest Rate Agreements, each Guarantor represents, warrants and covenants that:

(a)                                  Such Guarantor (i) is a duly organized and validly existing corporation or limited liability company and is in good standing under the laws of the jurisdiction of its organization, and has the corporate or limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b)                                 Such Guarantor has the corporate or limited liability company power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance by it of each such Credit Document.  Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting rights and remedies of creditors and general equitable principles (regardless of whether enforcement is sought in equity or at law) and (ii) federal securities or other laws or regulations or public policy insofar as they may restrict the enforceability of rights to indemnification.

(c)                                  Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries, except in the case of clauses (i) and (ii), any contraventions, conflicts, inconsistencies, breaches and defaults which are not reasonably likely to adversely effect any Lender or to have a Material Adverse Effect.

(d)                                 Except for the filing of the Mortgages and the filing of the financing statements and for any other filings, registrations or recordings required under the Collateral Documents (all of which have been made or will be made as required) and any consents to assignments of any Government Lease, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party, or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

(e)                                  There are no actions, suits or proceedings pending or threatened (i) with respect to any Credit Document to which such Guarantor is party or (ii) that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

14.                                 Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitments and all Interest Rate Agreements and when no Note or Letter of Credit remains outstanding (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the applicable Issuing Lender in its sole and absolute discretion) and all Guaranteed Obligations then due and payable have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article 7 or 8 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

15.                                 Each Guarantor hereby jointly and severally agrees to pay all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursement of counsel) of each Secured Creditor in connection with the enforcement of this

Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto.

16.                                 This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

17.                                 Except as contemplated in Section 25 hereof, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated, with respect to any Guarantor, except with the written consent of (x) the Required Lenders (or to the extent required by Section 11.10 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Credit Agreement Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Interest Rate Obligations at all times after the time on which all Credit Agreement Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).  For the purpose of this Guaranty the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations or (y) the Interest Rate Creditors as the holders of the Interest Rate Obligations.  For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

18.                                 Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and the Interest Rate Agreements existing as of the date hereof has been made available to its principal executive officers and such officers are familiar with the contents thereof and that an executed (or conformed) copy of any Credit Document or Interest Rate Agreement created after the date hereof will be made available to its principal executive officers and such officers will be familiar with the contents thereof.

19.                                 In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement or any payment default under any Interest Rate Agreement), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.  Notwithstanding anything to the contrary contained in this Section 19, no Secured Creditor shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Lenders, it being understood and agreed, however, that this sentence is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

20.                                 All notices, requests, demands or other communications provided for hereunder made in writing (including telexed or telecopier communication) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Borrower; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

21.                                 If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid Secured Creditors repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Secured Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Secured Creditor.

22.                                 (a)  THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each Guarantor hereby irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or any other Credit Document to which such Guarantor is a party that service of process was in any way invalid or ineffective.  Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(b)                                 Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)                                  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.                                 This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

24.                                 All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

25.                                 It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement shall automatically become a Guarantor hereunder by (x) executing and delivering a counterpart hereof to the Administrative Agent or (y) executing a U.S. Subsidiary Joinder Agreement substantially in the form of Exhibit N to the Credit Agreement and delivering same to the Administrative Agent, in each case as may be requested by (and in form and substance reasonably satisfactory to) the Administrative Agent.

26.                                 The Administrative Agent and each Guarantor hereby confirm that it is their intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state of foreign law.  To effectuate the foregoing intention, the Administrative Agent (on behalf of itself and the other Secured Creditors) and each Guarantor hereby irrevocably agree that the Guaranteed Obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (but excluding its obligations pursuant to any guarantee by it of the Senior Unsecured Notes or any other obligations pursuant to the Senior Unsecured Notes Indenture to the maximum extent permitted by applicable law, as contemplated by the following sentence), result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.  Notwithstanding the foregoing, to the maximum extent permitted by applicable law, liabilities of the respective Guarantor pursuant to any guarantee by it of the Senior Unsecured Notes or any other obligations pursuant to the Senior Unsecured Notes Indenture shall be ignored in making determinations pursuant to the preceding sentence, with the intent being that any such guarantee shall first be limited pursuant to the terms and conditions thereof before limiting or reducing the amount guaranteed by any Guarantor hereunder.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of June 28, 2005.

Addresses:

8211 Town Center Drive Baltimore, Maryland 21236 Attention: John Ross Telephone: (410) 931-6000 Facsimile: (410) 931-6117	WILLSCOT EQUIPMENT, LLC, as Guarantor By:WILLIAMS SCOTSMAN, INC., as Member

	By:	/s/ Robert C. Singer
		Title:	Executive Vice President and Chief Financial Officer

8211 Town Center Drive Baltimore, Maryland 21236 Attention: John Ross Telephone: (410) 931-6000 Facsimile: (410) 931-6117	SPACE MASTER INTERNATIONAL, INC., as Guarantor

	By:	/s/ Robert C. Singer
		Title:	Executive Vice President and Chief Financial Officer

8211 Town Center Drive Baltimore, Maryland 21236 Attention: John Ross Telephone: (410) 931-6000 Facsimile: (410) 931-6117	TRUCK & TRAILER SALES, INC., as Guarantor

	By:	/s/ Robert C. Singer
		Title:	Executive Vice President and Chief Financial Officer

8211 Town Center Drive Baltimore, Maryland 21236 Attention: John Ross Telephone: (410) 931-6000 Facsimile: (410) 931-6117	EVERGREEN MOBILE COMPANY, as Guarantor
	By:	/s/ Robert C. Singer
		Title:	Executive Vice President and Chief Financial Officer

Accepted and Agreed to:

BANK OF AMERICA, N.A.
as Administrative Agent for the Lenders

By:	/s/ Kevin W. Corcoran
Title: Vice President